UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 8, 2017

Date of Report

(Date of earliest event reported)

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 001-35098

Delaware	13-4068197
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2017, Cornerstone OnDemand, Inc. (the “Company”) completed the sale of $300 million principal amount of 5.75% convertible notes due 2021 (the “Notes”) pursuant to the terms of the previously disclosed investment agreement, dated November 8, 2017, with certain affiliates of Silver Lake Group, L.L.C. (“Silver Lake”) (the “Investment Agreement”). As provided in the Investment Agreement, the Notes were issued for a purchase price equal to 98% of the principal amount, and a portion of such Notes were purchased at closing by an affiliate of LinkedIn Corporation.

In connection with the closing, the Company and U.S. Bank National Association (the “Trustee”) entered into an indenture dated as of December 8, 2017 (the “Indenture”) governing the issuance of the Notes.

The Notes bear interest at a rate of 5.75% per annum, payable semiannually in arrears in cash on January 1 and July 1 of each year, beginning on January 1, 2018. The Notes will mature on July 1, 2021 (the “Maturity Date”), subject to earlier conversion.

The Notes are convertible into shares of the Company’s common stock, at the holder’s option, at any time prior to the close of business on the scheduled trading day immediately preceding the Maturity Date, at an initial conversion rate of 23.8095 per $1,000 principal amount of the Notes (which represents an initial conversion price of $42.00 per share), in each case subject to certain adjustments determined in the manner set forth in the Indenture. Holders of Notes that are converted in connection with a Make-Whole Fundamental Change, as defined in the Indenture, are, under certain circumstances, entitled to an increase in the conversion rate for such Notes based on the effective date of such event and the applicable price attributable to the event as set forth in a table contained in the Indenture. The definition of Make-Whole Fundamental Change includes a sale of substantially all the Company’s assets, a change of control of the Company by way of a tender offer, merger or similar event, and the adoption of a plan relating to the Company’s liquidation or dissolution.

With certain exceptions, upon a change of control of the Company, the holders of the Notes may require that the Company repurchase all or part of the principal amount of the Notes at a purchase price equal to the principal amount plus the total sum of all remaining scheduled interest payments through the remainder of the term of the Notes. The Company has no right to redeem the Notes prior to maturity.

The Notes are senior unsecured obligations of the Company and rank equal in right of payment to all senior unsecured indebtedness of the Company, and will rank senior in right of payment to any indebtedness that is contractually subordinated to the Notes. The Indenture includes a restrictive covenant that, subject to specified exceptions and parameters, limits the ability of the Company to incur additional debt. The Indenture also includes customary events of default. If an event of default, as defined in the Indenture, occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may, subject to certain exceptions provided in the Indenture, declare 100% of the principal of, and accrued and unpaid interest through the date of such declaration on, all the Notes to be immediately due and payable in full. In the case of certain events of bankruptcy or insolvency, the principal amount of the Notes and any unpaid interest accrued thereon through the occurrence of such event shall automatically become and be immediately due and payable.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the Indenture and the form of Note, which are attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Investment Agreement, the board of directors of the Company (the “Board”) was increased from eight to ten members, conditioned upon and effective as of the closing, and Silver Lake became entitled to nominate two individuals to the Board to fill such vacancies. As long as Silver Lake or its affiliates beneficially own shares of common stock (assuming conversion of the Notes) representing in excess of 10% of the outstanding shares of common stock of the Company, Silver Lake will maintain the right to nominate two individuals for election to the Board, at least one of whom will be a managing director, director, officer, senior-level employee or advisor of Silver Lake or certain of its affiliates. As long as Silver Lake or its affiliates beneficially own shares of common stock (assuming conversion of the Notes) representing in excess of 4% of the outstanding shares of common stock of the Company, Silver Lake will maintain the right to nominate one individual for election to the Board, which individual will be a managing director, director, officer, senior-level employee or advisor of Silver Lake or certain of its affiliates.

As previously disclosed, in anticipation of the closing of the sale of the Notes and pursuant to the Investment Agreement, on November 7, 2017, Joseph Osnoss, Managing Director of Silver Lake, was appointed to the Board, conditioned upon and effective as of the closing. Mr. Osnoss has not been appointed to any committees of the Board at this time. Mr. Osnoss will serve in the class of directors whose terms expire in 2020. The other director to be added to the Board at a later date, who will be an individual selected by Silver Lake who is reasonably acceptable to the Board, will serve in the class of directors whose terms expire in 2019.

Mr. Osnoss is a managing director based in the New York office of Silver Lake, which he joined in 2002. From 2010 to 2014, he was based in London, where he helped oversee the firm’s activities in EMEA. He serves on the boards of several software, services and transaction processing companies, including Cast & Crew, Cegid, Global Blue and Sabre Corporation. He also is closely involved with Silver Lake’s investment in Red Ventures and previously served on the boards of Interactive Data Corporation, Mercury Payment Systems and Virtu Financial. Mr. Osnoss graduated summa cum laude from Harvard College, with an A.B. in Applied Mathematics and a citation in French language. He also has served as visiting professor of finance at the London School of Economics.

In connection with his appointment, which is effective as of December 8, 2017, Mr. Osnoss was granted an award of restricted stock units representing 10,760 shares of the Company’s common stock, which vests in three equal annual installments with the first installment vesting on December 8, 2018, the first anniversary of the grant date. The restricted stock unit award is subject to the terms and conditions of the Company’s 2010 Equity Incentive Plan and its related agreements. As a director, Mr. Osnoss will participate in the compensation program applicable to all non-employee directors, pursuant to which Mr. Osnoss will be eligible to receive an award of restricted stock units with a target value of $220,000 on the date of each annual meeting of stockholders, subject to Mr. Osnoss’ continued service on the Board, and an annual retainer of $40,000 for his service on the Board.

On the effective date of his appointment, Mr. Osnoss entered into the Company’s standard form of Indemnification Agreement. A form of the Indemnification Agreement has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-169621) filed with the Securities and Exchange Commission on December 17, 2010.

Except for the Investment Agreement and as otherwise described above, there are no arrangements or understandings pursuant to which Mr. Osnoss was appointed to the Board. Except for the Investment Agreement and as otherwise described above, since the beginning of the last fiscal year, there have been no related party transactions between the Company or its subsidiaries and Mr. Osnoss or his related interests that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

4.1	Indenture, dated as of December 8, 2017, by and between Cornerstone OnDemand, Inc. and U.S. Bank National Association, as trustee (including the form of 5.75% Convertible Senior Notes Due 2021)

10.1	Investment Agreement, dated as of November 8, 2017, by and between, inter alia, Cornerstone OnDemand, Inc. and Silver Lake Credit Partners, L.P., as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone OnDemand, Inc.

Date: December 8, 2017	By:	/s/ Adam Miller
Name: Adam Miller
Title: Chief Executive Officer